UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 2, 2010 (November 30, 2010)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2010, Endo Pharmaceuticals Holdings Inc. (“Endo” or the “Company”) established a $400 million, five-year senior secured term loan facility (the “Term Loan Facility”), and a $500 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility”, and together with the Term Loan Facility, the “Credit Facility”), the terms of which are set forth in a Credit Agreement dated as of November 30, 2010 (the “Credit Agreement”) among the Company, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), Royal Bank of Canada as syndication agent, Barclays Capital as documentation agent, and J.P. Morgan Securities LLC and RBC Capital Markets as joint bookrunners and joint lead arrangers.

The Credit Facility will be available for letters of credit, working capital and general corporate purposes (including financing a portion of the Qualitest Acquisition (as defined in the Credit Agreement)). The Credit Agreement provides that with respect to the Credit Facility up to $30 million of U.S. dollar equivalent is available for letters of credit and up to $30 million is available for swing line loans (the “Swing Line Loans”) on same-day notice. The Credit Agreement also permits up to $200 million of additional revolving or term loan commitments from one or more of the existing lenders or other lenders (with the consent of the Administrative Agent) without the need for consent from any of the existing lenders under the Credit Facility.

The obligations of the Company under the Credit Facility are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, including but not limited to: (a) pledges of and first priority perfected security interests in 100% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ domestic subsidiaries and 65% of the equity interests of certain of the Company’s and the Subsidiary Guarantors’ foreign subsidiaries and (b) perfected first priority security interests in substantially all other tangible and intangible assets of the Company and each Subsidiary Guarantor, subject to certain exceptions. The Credit Agreement contains affirmative and negative covenants that the Company believes are usual and customary for a senior secured credit agreement. The negative covenants include, among other things, limitations on capital expenditures, asset sales, mergers and acquisitions, indebtedness, liens, dividends, investments and transactions with the Company’s affiliates. The Credit Agreement also requires the Company to maintain a maximum leverage ratio and minimum interest coverage ratio.

As set forth in the Credit Agreement, borrowings under the Credit Facility will bear interest at an amount equal to a rate calculated based on the type of borrowing and the Company’s Leverage Ratio (as defined in the Credit Agreement) from time to time. For example, for term loans and revolving loans (other than Swing Line Loans), the Company may elect to pay interest based on an adjusted LIBOR rate plus between 2.00% and 2.75% or an Alternate Base Rate (as defined in the Credit Agreement) plus between 1.00% and 1.75%. The Company will also pay a commitment fee of between 35 to 50 basis points, payable quarterly, on the average daily unused amount of the Revolving Credit Facility based on the Company’s Leverage Ratio from time to time.

Following and during the continuance of an event of default, amounts owing under the Credit Facility will bear interest at a rate per annum equal to the rate otherwise applicable thereto plus an additional 2.0%.

As of the date of this filing, the Company has not drawn any amounts under the Revolving Credit Facility.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety to the full text of the Credit Agreement, which will be filed with the exhibits to the Company’s annual report on Form 10-K for the year ended December 31, 2010.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the establishment of the Credit Agreement as set forth in Item 1.01 above, the Company (i) terminated, and cancelled all indebtedness under, that certain Credit Agreement dated as of October 16, 2009, as amended (the “Old Credit Agreement”) among Endo, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative agent, Barclays Capital as syndication agent, and J.P. Morgan Securities Inc. and Barclays Capital as Joint Bookrunners and Joint Lead Arrangers, as amended and (ii) terminated, and was released from, all liens under the Old Credit Agreement, including with respect to that certain Pledge and Security Agreement dated as of October 16, 2009 (the “Old Pledge Agreement”) by and among Endo, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent. A description of the terms and conditions of the Old Credit Agreement and the Old Pledge Agreement appears in Endo’s Current Report on Form 8-K filed October 22, 2009 and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2010, Endo Pharmaceuticals Inc. (“Purchaser”), a wholly-owned subsidiary of Endo, completed its acquisition of all issued and outstanding shares of common stock, with par value $0.01, and all issued and outstanding shares of preferred stock, with par value $0.01 (collectively, the “Shares”), of Generics International (US Parent), Inc. (“Qualitest”) from Apax Quartz (Cayman) L.P. (“Seller”) pursuant to the Stock Purchase Agreement, dated as of September 28, 2010, by and among Purchaser, Endo, Generics and Seller (the “Agreement”).

Pursuant to the Agreement, Purchaser paid one billion, two hundred million dollars ($1,200,000,000) for the Shares subject to certain working capital, indebtedness and other adjustments set forth in the Agreement (the “Consideration”). A portion of the Consideration will be held in escrow for the periods set forth in the Agreement as follows: (i) eight million dollars ($8,000,000) will be held in escrow to satisfy certain potential purchase price adjustments as set forth in the Agreement and (ii) one hundred million dollars ($100,000,000) will be held in escrow to satisfy certain indemnification obligations of the Seller as set forth in the Agreement. Amounts held in escrow will be released to Seller or Purchaser, as the case may be, in accordance with the terms of the Agreement. As noted in Item 1.01 above, a portion of the Consideration was financed by borrowings under the Credit Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which was attached as Exhibit 2.1 to Endo’s Current Report on Form 8-K filed on September 30, 2010 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

If and to the extent required, the financial statements provided for by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

If and to the extent required, the pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)

By:	/s/ Caroline B. Manogue
Name: Caroline B. Manogue
Title: Executive Vice President, Chief Legal Officer & Secretary

Dated: December 2, 2010